FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary W. Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP
REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

• Net income of $20.8 million; EBITDA of $36.8 million, up 33% from Q4 2015
• Increased quarterly distribution to $0.4375 per unit; 12th consecutive increase since IPO
• Distributable cash flow of $27.7 million, up 34% compared to Q4 2015
EL PASO, Texas - February 28, 2017 - Western Refining Logistics, LP (NYSE: WNRL), reported fourth quarter 2016 net income attributable to limited partners of $20.8 million, or $0.31 per common limited partner unit, which compares to $14.8 million and $0.30 respectively in the fourth quarter 2015. Fourth quarter 2016 EBITDA was $36.8 million and distributable cash flow was $27.7 million; this compares to $27.7 million and $20.8 million respectively for the fourth quarter 2015.
"We are proud of the success we achieved in 2016. We had a number of organic growth projects in the Delaware Basin and Four Corners area that are generating cash flow and we completed the acquisition of the St. Paul Park logistics assets in the Upper Midwest," said Jeff Stevens, President and Chief Executive Officer of WNRL's general partner. "Crude oil production estimates in the Permian Basin are increasing, which should provide additional opportunities to grow throughput on our system in 2017.”

On January 31, 2017, the board of directors declared a quarterly cash distribution for the fourth quarter 2016 of $0.4375 per unit, or $1.75 per unit on an annualized basis. This distribution represents a 3.6% increase over the third quarter distribution of $0.4225 per unit, and an 11.5% increase over the fourth quarter 2015 distribution.

Stevens continued, “With the organic projects we have completed in 2016 and with several nearing completion, between Western Refining (NYSE: WNR) and WNRL, we now have an integrated crude oil logistics system from the Four Corners to Wink, Texas. This system, which includes pipelines, crude oil terminals and storage tanks for segregating and blending crude oil, is ideal for supplying WNR's refineries and for gathering and marketing crude oil for third parties. We are excited about the potential for further development of our logistics presence in the Permian and Williston Basins.”
Conference Call Information
On Tuesday, February 28, 2017, at 3:00 p.m. ET, WNRL will hold a webcast and conference call to discuss the reported results and provide an update on partnership operations. The call will be webcast and can be accessed at Western Refining Logistics' website, www.wnrl.com. The call can also be heard by dialing (844) 831-3028 or (315) 625-6887, pass code: 49159984. The audio replay will be available two hours after the end of the call through March 7, 2017 by dialing (855) 859-2056 or (404) 537-3406, pass code: 49159984.

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include 705 miles of pipelines, approximately 12.4 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.
More information about Western Refining Logistics is available at www.wnrl.com.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes non-GAAP measures to facilitate comparisons of past performance. This press release and supporting schedules include the non-GAAP measures Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Distributable Cash Flow. We believe certain investors and financial analysts use EBITDA and Distributable Cash Flow to evaluate WNRL’s financial performance between periods and to compare WNRL's performance to certain competitors. We believe certain investors and financial analysts use Distributable Cash Flow to determine the amount of cash available for distribution to our unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, financial information that we report in accordance with GAAP.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements reflect WNRL’s current expectation regarding future events, results or outcomes. The forward-looking statements contained herein include statements related to, among other things: the ability of WNRL's organic growth projects to generate cash flow; increase of crude oil production in the Permian Basin; growth of WNRL's system; completion of WNRL's on-going organic growth project; the ability of WNRL's assets to supply WNR's refineries; WNRL's ability to gather and market crude oil for third parties; and further development of WNRL's logistics presence in the Permian and Williston Basins. These statements are subject to the general risks inherent in WNRL’s business. These expectations may or may not be realized and some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, WNRL’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in WNRL’s expectations not being realized, or otherwise materially affect WNRL’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting WNRL’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, WNRL does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Results of Operations
The following tables set forth WNRL's summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands, except per unit data)
Revenues:
Fee based:
Affiliate	$65,482	$52,381	$223,124	$203,435
Third-party	730	682	2,911	2,771
Sales based:
Affiliate	123,574	126,693	479,033	582,888
Third-party	417,030	396,141	1,517,650	1,810,773
Total revenues	606,816	575,897	2,222,718	2,599,867
Operating costs and expenses:
Cost of products sold:
Affiliate	121,124	124,177	468,935	573,264
Third-party	399,607	376,676	1,447,178	1,734,873
Operating and maintenance expenses	43,833	44,611	174,936	175,767
Selling, general and administrative expenses	5,532	6,546	23,386	25,063
Gain and impairments on disposal of assets, net	(91)	(21)	(1,054)	(278)
Depreciation and amortization	9,772	9,568	39,242	35,384
Total operating costs and expenses	579,777	561,557	2,152,623	2,544,073
Operating income	27,039	14,340	70,095	55,794
Other income (expense):
Interest and debt expense	(6,358)	(6,691)	(25,972)	(23,107)
Other income (expense), net	17	15	(70)	66
Net income before income taxes	20,698	7,664	44,053	32,753
Provision for income taxes	54	307	(706)	(47)
Net income	20,752	7,971	43,347	32,706
Less net loss attributable to General Partner	—	(6,871)	(23,309)	(29,867)
Net income attributable to limited partners	$20,752	$14,842	$66,656	$62,573

Net income per limited partner unit:
Common - basic	$0.31	$0.30	$1.16	$1.31
Common - diluted	0.31	0.30	1.16	1.30
Subordinated - basic and diluted	0.31	0.29	1.21	1.30

Weighted average limited partner units outstanding:
Common - basic	38,074	24,314	29,979	24,084
Common - diluted	38,095	24,321	29,994	24,099
Subordinated - basic and diluted	22,811	22,811	22,811	22,811

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Cash Flow Data
Net cash provided by (used in):
Operating activities	$27,471	$19,136	$108,180	$72,546
Investing activities	(1,392)	(13,864)	(25,005)	(67,119)
Financing activities	(27,969)	(32,039)	(113,128)	(15,120)
Capital expenditures	5,690	13,917	30,308	67,625
Other Data
EBITDA (1)	$36,828	$27,703	$126,212	$106,662
Distributable cash flow (1)	27,737	20,774	100,059	78,631
Balance Sheet Data (at end of period)
Cash and cash equivalents			$14,652	$44,605
Property, plant and equipment, net			412,170	430,141
Total assets			580,854	610,222
Total debt			313,032	437,467
Total liabilities			482,530	570,632
Division equity			—	108,013
Partners' capital			98,324	(68,423)
Total liabilities, division equity and partners' capital			580,854	610,222

(1)
We define EBITDA as earnings before interest and debt expense, provision for income taxes and depreciation and amortization. We define Distributable Cash Flow as EBITDA plus the change in deferred revenues, less interest accruals, income taxes paid, maintenance capital expenditures and distributions declared on our TexNew Mex units. The GAAP performance measure most directly comparable to EBITDA is net income. The GAAP liquidity measure most directly comparable to EBITDA and distributable cash flow is net cash provided by operating activities. These non-GAAP financial measures should not be considered alternatives to GAAP net income or net cash provided by operating activities.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	EBITDA, as we calculate it, may differ from the EBITDA calculations of our affiliates or other companies in our industry, thereby limiting its usefulness as a comparative measure.
EBITDA and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financial methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Distributable Cash Flow is a standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is, in part, measured by its yield. Yield is based on the amount of cash distributions a partnership can pay to a unitholder. Although distributable cash flow is a liquidity measure, it is presented in this reconciliation to net income as supplemental information.
We believe that the presentation of these non-GAAP measures provides useful information to investors in assessing our financial condition and results of operations. These non-GAAP measures should not be considered as alternatives to net income or any other measure of financial performance presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income attributable to limited partners. These non-GAAP measures may vary from those of other companies. As a result, EBITDA and Distributable Cash Flow as presented herein may not be comparable to similarly titled measures of other companies.
The calculation of EBITDA and Distributable Cash Flow includes the results of operations for the period subsequent to the Offering, the results of operations for the wholesale segment for the period subsequent to the Wholesale Acquisition, the results of the TexNew Mex Pipeline System subsequent to the TexNew Mex Pipeline Acquisition and the results of the St. Paul Park Logistics Assets subsequent to the St. Paul Park Logistics Transaction.
The following table reconciles net income attributable to limited partners to EBITDA and Distributable Cash Flow for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Net income attributable to limited partners	$20,752	$14,842	$66,656	$62,573
Interest and debt expense	6,358	6,691	25,972	23,107
Provision for income taxes	(54)	(307)	706	47
Depreciation and amortization	9,772	6,477	32,878	20,935
EBITDA	36,828	27,703	126,212	106,662

Change in deferred revenues	864	1,122	9,002	3,351
Interest accruals	(6,154)	(6,345)	(25,312)	(21,836)
Income taxes paid	(171)	281	(415)	(456)
Maintenance capital expenditures	(3,630)	(1,677)	(9,428)	(9,562)
Distributions on TexNew Mex Units	—	(310)	—	(310)
Proceeds from asset sale to affiliate	—	—	—	782
Distributable cash flow	$27,737	$20,774	$100,059	$78,631

Logistics

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands, except key operating statistics)
Revenues:
Fee based revenues:
Affiliate	$52,312	$43,813	$178,600	$161,536
Third-party	730	682	2,911	2,771
Total revenues	53,042	44,495	181,511	164,307
Operating costs and expenses:
Operating and maintenance expenses	25,596	25,809	101,328	99,430
General and administrative expenses	627	785	2,627	2,953
Loss (gain) and impairments on disposal of assets, net	—	22	(17)	146
Depreciation and amortization	8,627	8,412	33,710	30,898
Total operating costs and expenses	34,850	35,028	137,648	133,427
Operating income	$18,192	$9,467	$43,863	$30,880
Key Operating Statistics
Pipeline and gathering (bpd) (1):
Mainline movements:
Permian/Delaware Basin system	52,090	52,068	51,805	47,368
TexNew Mex system	7,790	14,566	9,543	12,302
Four Corners system	49,278	60,115	53,204	56,079
Gathering (truck offloading) (bpd):
Permian/Delaware Basin system	16,809	21,865	17,662	23,617
Four Corners system	8,417	13,589	10,464	13,438
Pipeline Gathering and Injection system:
Permian/Delaware Basin system	14,706	7,367	12,295	5,861
TexNew Mex system	3,379	—	1,354	—
Four Corners system	26,788	26,360	25,052	24,490
Tank storage capacity (bbls) (2)	959,087	783,879	898,307	669,356
Terminalling, transportation and storage:
Shipments into and out of storage (bpd) (includes asphalt)	568,288	377,698	441,865	391,842
Terminal storage capacity (bbls) (2)	11,376,805	7,397,408	8,564,061	7,447,391

(1)
Some barrels of crude oil in route to Western's Gallup refinery and Permian/Delaware Basin are transported on more than one of our mainlines. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline. During the second quarter of 2015, we began shipping crude oil from the Four Corners system, through the TexNew Mex Pipeline System, to the Permian/Delaware system.

(2)	Storage shell capacities represent weighted-average capacities for the periods indicated.

Wholesale

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands, except key operating statistics)
Revenues:
Fee based revenues (1):
Affiliate	$13,170	$8,568	$44,524	$41,899
Sales based revenues (1):
Affiliate	123,574	126,693	479,033	582,888
Third party	417,030	396,141	1,517,650	1,810,773
Total revenues	553,774	531,402	2,041,207	2,435,560
Operating costs and expenses:
Cost of products sold:
Affiliate	121,124	124,177	468,935	573,264
Third-party	399,607	376,676	1,447,178	1,734,873
Operating and maintenance expenses	18,237	18,802	73,608	76,337
Selling, general and administrative expenses	1,484	2,150	7,607	8,865
Gain and impairments on disposal of assets, net	(91)	(43)	(1,037)	(424)
Depreciation and amortization	1,145	1,156	5,532	4,486
Total operating costs and expenses	541,506	522,918	2,001,823	2,397,401
Operating income	$12,268	$8,484	$39,384	$38,159
Key Operating Statistics:
Fuel gallons sold (in thousands)	317,998	318,186	1,258,027	1,237,994
Fuel gallons sold to retail (included in fuel gallons sold, above) (in thousands)	81,521	78,780	332,214	314,604
Fuel margin per gallon (2)	$0.030	$0.026	$0.028	$0.030
Lubricant gallons sold (in thousands)	1,385	2,728	6,787	11,697
Lubricant margin per gallon (3)	$0.83	$0.77	$0.85	$0.73
Asphalt trucking volume (bpd)	5,518	—	4,727	—
Crude oil trucking volume (bpd)	40,586	39,675	38,582	45,337
Average crude oil revenue per barrel	$2.12	$2.35	$2.16	$2.53

(1)
All wholesale fee based revenues are generated through fees charged to Western's refining segment for truck transportation and delivery of crude oil and asphalt. Affiliate and third-party sales based revenues result from sales of refined products to Western and third-party customers at a delivered price that includes charges for product transportation.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.